United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 3, 2015
Date of Report

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.
(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

751 North Drive, Suite 9
Melbourne, FL  32934
 (Address of Principal Executive Offices)

(321) 610-7959
(Registrant’s Telephone Number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REFERENCES

In this Current Report, references to “Oakridge Global Energy Solutions, Inc.,” “Oakridge,” the “Company,” “we,” “our,” “us” and words of similar import refer to Oakridge Global Energy Solutions, Inc., the Registrant.  Oak Ridge Micro-Energy, Inc., our wholly-owned Nevada subsidiary, which holds all of our patents, patents pending and proprietary and other rights to our thin film battery technology, is referred to herein as “Oak Ridge Nevada,” and is also included in the references to “Oakridge,” the “Company,” “we,” “our” and  “us.”

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 1, 2015 the Registrant engaged BDO USA, LLP (“BDO”) of Orlando, Florida as the Registrant’s independent accountants to review the Company’s balance sheet as of June 30, 2015, and the related statements of income and cash flows for the three month period then ended.  The decision to appoint BDO was approved by the Registrant’s Board of Directors on September 3, 2015.  On June 5, 2015, the Company determined to dismiss our independent accountants, Anderson Bradshaw PLLC, an event which was reported on Form 8-K on June 11, 2015.  BDO maintains their office at 201 S. Orange Ave., Suite 800, Orlando, FL  32801.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

Date:	September 3, 2015	By:	/s/ Tami L. Tharp
Tami L. Tharp
Chief Financial Officer and Secretary